December 3, 2007

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE: American Depositary Shares
evidenced by American Depositary
Receipts, each representing one
Ordinary Share of  ReGen Therapeutics
Plc
(Form F-6 File No. 333-120805)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the ratio change and par value change of the ADRs of ReGen Therapeutics Plc.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III. B. of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised ratio and par value of ReGen Therapeutics Plc ordinary shares.

The Prospectus has been revised to reflect the new name by addition of the following notation:

EFFECTIVE NOVEMBER 21, THE
PAR VALUE CHANGED TO 10 PENCE
AND THE RATIO CHANGED TO 1
ADR EQUALS 20 ORDINARY
SHARES.

Please contact me with any questions or
comments at 212 815-4244.


Sandra Friedrich
Assistant Vice President
The Bank of New York - ADR Division


Encl.

CC: Paul Dudek, Esq. (Office of International
Corporate Finance)







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